Exhibit B-3(c)

CERTAIN RIGHTS OF THE LESSOR UNDER THE FACILITY LEASE AS SUPPLEMENTED BY THIS LEASE SUPPLEMENT NO. 3 HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF THE INDENTURE TRUSTEE UNDER TRUST INDENTURE, DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF FACILITY LEASE NO. 1, DATED AS OF DECEMBER 1, 1988, AS SUPPLEMENTED. THIS LEASE SUPPLEMENT NO. 3 HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. SEE SECTION 3(c) OF THIS LEASE SUPPLEMENT NO. 3 FOR INFORMATION CONCERNING THE RIGHTS OF HOLDERS OF VARIOUS COUNTERPARTS HEREOF.

THIS COUNTERPART IS NOT THE ORIGINAL COUNTERPART.

LEASE SUPPLEMENT NO.3
dated as of [ ], 2004
to
FACILITY LEASE NO.1
dated as of December 1, 1988,
as supplemented,
between
Wachovia Bank, National Association
(successor to MERIDIAN TRUST COMPANY)
and STERLING C. CORREIA
not in their individual capacities,
but solely as Owner Trustee under
Trust Agreement No. 1
dated as of December 1, 1988,
with RCMC I, Inc.,
as successor in interest to
Public Service Resources Corporation,
Lessor
and
SYSTEM ENERGY RESOURCES, INC.,
Lessee

Original Facility Lease Recorded on December 28,
1988 at Deed Book Volume 12V,
Page 408 Claiborne County,
Mississippi, Chancery Clerk’s Office

CERTAIN RIGHTS OF THE LESSOR UNDER THE FACILITY LEASE AS SUPPLEMENTED BY THIS LEASE SUPPLEMENT NO. 3 HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF THE INDENTURE TRUSTEE UNDER TRUST INDENTURE, DEED OF TRUST, MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF FACILITY LEASE NO. 1, DATED AS OF DECEMBER 1, 1988, AS SUPPLEMENTED. THIS LEASE SUPPLEMENT NO. 3 HAS BEEN EXECUTED IN SEVERAL COUNTERPARTS. SEE SECTION 3(c) OF THIS LEASE SUPPLEMENT NO. 3 FOR INFORMATION CONCERNING THE RIGHTS OF HOLDERS OF VARIOUS COUNTERPARTS HEREOF.

THIS COUNTERPART IS THE ORIGINAL COUNTERPART. RECEIPT OF THIS ORIGINAL COUNTERPART IS HEREBY ACKNOWLEDGED BY DEUTSCHE BANK TRUST COMPANY AMERICAS (FORMERLY KNOWN AS BANKERS TRUST COMPANY), AS CORPORATE INDENTURE TRUSTEE.

                                                                                    By:
                                                                                                            Authorized Officer

LEASE SUPPLEMENT NO.3
dated as of [ ], 2004
to
FACILITY LEASE NO.1
dated as of December 1, 1988,
as supplemented,
between
Wachovia Bank, National Association
(successor to MERIDIAN TRUST COMPANY)
and STERLING C. CORREIA
not in their individual capacities,
but solely as Owner Trustee under
Trust Agreement No. 1
dated as of December 1, 1988,
with RCMC I, Inc.,
as successor in interest to
Public Service Resources Corporation,
and
SYSTEM ENERGY RESOURCES, INC.,
Lessee

Original Facility Lease Recorded on December 28,
988 at Deed Book Volume 12V,
Page 408; Claiborne County,
Mississippi, Chancery Clerk’s Office

LEASE SUPPLEMENT NO. 3, dated as of [ ], 2004 (“Lease Supplement No. 3”), to FACILITY LEASE NO. 1, dated as of December 1, 1988, as supplemented (the “Facility Lease”), between Wachovia Bank, National Association (successor to MERIDIAN TRUST COMPANY), a Pennsylvania trust company, not in its individual capacity, but solely as Corporate Owner Trustee and STERLING C. CORREIA not in his individual capacity, but solely as successor Individual Owner Trustee (together, the “Lessor”), under the Trust Agreement (such term, and all other capitalized terms used herein without definition, being defined as provided in Section 1 below), and SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation (the “Lessee”),

W I T N E S S E T H:

WHEREAS, the Lessee and the Lessor have heretofore entered into the Facility Lease providing for the lease by the Lessor to the Lessee of the Undivided Interest; and

WHEREAS, the Lessee, the Lessor, the Owner Participant, the Funding Corporation and the Indenture Trustee have entered into Refunding Agreement No. 1-B, dated as of [ ], 2004, providing for the issuance by the Owner Trustee of a new series of Fixed Rate Notes (the “Refunding Notes”) to refund the Outstanding Notes; and

WHEREAS, the Owner Trustee and the Indenture Trustee have entered into Supplemental Indenture No. 3, dated as of [ ], 2004, to the Indenture creating the Refunding Notes for such purpose and establishing the terms, conditions and designations thereof; and

WHEREAS, Section 3(e) of the Facility Lease provides for an adjustment to Basic Rent and to the Value Schedules in order to preserve the Net Economic Return in the event, among other things, of the issuance of the Refunding Notes;

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Definitions.

For purposes hereof, capitalized terms used herein and not otherwise defined herein or in the recitals shall have the meanings assigned to such terms in Appendix A to the Facility Lease. Appendix A to the Lease is hereby amended such that Funding Corporation, as defined therein, shall mean GG1C Funding Corporation.

SECTION 2.  Amendments; Schedules.

As of the date first written above and until and unless further amended, Schedules 1 through 5 of the Facility Lease are hereby amended as follows:

  Schedule 1 to the Facility Lease entitled “Basic Rent Percentages” is deleted in its entirety and is hereby replaced with Schedule 1 hereto.

  Schedule 2 to the Facility Lease entitled “Schedule of Casualty Values” is deleted in its entirety and is hereby replaced with Schedule 2 hereto.

  Schedule 3 to the Facility Lease entitled “Schedule of Special Casualty Values” is deleted in its entirety and is hereby replaced with Schedule 3 hereto.

  Schedule 4 to the Facility Lease entitled “Schedule of Net Casualty Values” is deleted in its entirety and is hereby replaced with Schedule 4 hereto.

  Schedule 5 to the Facility Lease entitled “Schedule of Net Special Casualty Values” is deleted in its entirety and is hereby replaced with Schedule 5 hereto.

SECTION 3.  Miscellaneous.

  Counterpart Execution.  This Lease Supplement No. 3 may be executed in any number of counterparts and by each of the parties hereto or thereto on separate counterparts, all such counterparts together constituting but one and the same instrument.

  Execution as Lease Supplement.  This Lease Supplement No. 3 is executed and shall be construed as a supplement and amendment to the Facility Lease and shall form a part thereof. On and from the delivery of this Lease Supplement No. 3, any reference in any Transaction Document to the Facility Lease shall be deemed to refer to the Facility Lease as supplemented and amended by this Lease Supplement No. 3.

  Original Counterpart.  The single executed original of this Lease Supplement No. 3 marked “THIS COUNTERPART IS THE ORIGINAL COUNTERPART” and containing the receipt of the Indenture Trustee thereon shall be the “Original” of this Lease Supplement No. 3. To the extent that the Facility Lease, as supplemented by this Lease Supplement No. 3, constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in the Facility Lease, as so supplemented, may be created or continued through the transfer or possession of any counterparts of the Facility Lease and supplements thereto other than the “Originals” of any thereof.

IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Supplement No. 3 to be duly executed by an officer thereunto duly authorized, as of the date set forth above.

                                                                                Wachovia Bank, National Association
                                                                                (successor to MERIDIAN TRUST COMPANY),
                                                                                not in its individual capacity but
                                                                                solely as Corporate Owner Trustee

                                                                                 By:
                                                                                        Name.
                                                                                        Title:

                                                                                       Sterling C. Correia, not in his individual
                                                                                       capacity but solely as successor Individual
                                                                                       Owner Trustee

 ATTEST:                                                                         SYSTEM ENERGY RESOURCES, INC.

                                                                                            By:
                                                                                                    Name:  Glenn
                                                                                                    Title:

STATE OF NEW YORK        )

COUNTY OF NEW YORK   )

Personally appeared before me, the undersigned authority in and for the said County and State, on this ____ day of _____________, 2004, within my jurisdiction, the within named _________________, who acknowledged that he is a _________________ of Wachovia Bank, National Association (successor to MERIDIAN TRUST COMPANY), a Pennsylvania trust company, Corporate Owner Trustee under that certain Trust Agreement No. 1, dated as of December 1, 1988 among RCMC I, Inc. (successor to Public Service Resources Corporation), as Original Owner Participant, Wachovia Bank, National Association (successor to MERIDIAN TRUST COMPANY), as Corporate Owner Trustee, and STERLING C. CORREIA, as successor Individual Owner Trustee to the original Individual Owner Trustee, Stephen M. Carta, and that for and on behalf of the said trust company, and as its act and deed in said capacity as Corporate Owner Trustee and its having been duly authorized so to do, he executed the above and foregoing instrument after first having been duly authorized by said trust company so to do.

                                                                                                    NOTARY PUBLIC

My Commission Expires:

STATE OF NEW YORK        )

COUNTY OF NEW YORK   )

Personally appeared before me, the undersigned authority in and for the said County and State, on this ____ day of _____________, 2004, within my jurisdiction, the within named STERLING C. CORREIA, who acknowledged that he is the successor Individual Owner Trustee under that certain Trust Agreement No. 1, dated as of December 1, 1988 among RCMC I, INC. (successor to Public Service Resources Corporation), as Original Owner Participant, Wachovia Bank, National Association (successor to MERIDIAN TRUST COMPANY), as Corporate Owner Trustee, and STERLING C. CORREIA, as successor Individual Owner Trustee to the original Individual Owner Trustee, Stephen M. Carta, and that in his capacity as Individual Owner Trustee he executed the above and foregoing instrument after first having been duly authorized to do so.

                                                                                            NOTARY PUBLIC

My Commission Expires:

STATE OF LOUISIANA        )

                                                ss.:

PARISH OF ORLEANS         )

Personally appeared before me, the undersigned authority in and for the said parish and state, on this ____ day of ___________, 2004, within my jurisdiction, the within named _________________, who acknowledged that he is a _________________of SYSTEM ENERGY RESOURCES, INC., an Arkansas corporation, and that for and on behalf of the said corporation, and as its act and deed, he executed the above and foregoing instrument, after first having been duly authorized by said corporation so to do.

                                                                                                     Notary Public

My Commission is issued for life.